UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2007

Louisville Gas and Electric Company

(Exact name of registrant as specified in its charter)

Kentucky	1-2893	61-0264150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Main Street, P.O. Box 32010, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 627-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

In connection with an offering of long-term tax-exempt debt to be issued by a local governmental entity, Louisville Gas and Electric Company (“LG&E” or  the “Company”) has prepared a Preliminary Official Statement for distribution to potential purchasers.  The debt to be offered in the tax-exempt transaction will not be registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration.  An excerpt from the Preliminary Official Statement containing updated regulatory disclosure is set forth below:

LG&E has commenced a review of certain federal and state permitting, licensing and oversight matters relating to existing natural gas operations at its Doe Run, Kentucky storage field.  The Doe Run field has been in use since the 1940’s and its operations include limited facilities in Indiana.  The review relates, in part, to the applicable jurisdictional status of such operations under the Natural Gas Act and other statutes and whether additional regulatory authorizations or operational steps are required or advisable.  LG&E has had preliminary communications with the Federal Energy Regulatory Commission (“FERC”) and relevant regulatory agencies in Kentucky and Indiana and is continuing to coordinate with such entities. The Company anticipates completing its review during mid-2007 and will consider appropriate, follow-up regulatory or other actions or proceedings, if any, thereafter.  LG&E believes that no sanctions are warranted but is unable to estimate the ultimate outcome of the matter, including whether FERC might seek to impose any fines or penalties under the Energy Policy Act of 2005 or otherwise.

Statements made in this report that state the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements.  The Company’s actual results could differ materially from those projected in the forward-looking statements, and there can be no assurance that estimates of future results will be achieved.  The Company’s SEC filings contain additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISVILLE GAS AND ELECTRIC COMPANY

Dated: April 11, 2007	By:	/s/ John R. McCall
John R. McCall
Executive Vice President,
General Counsel and
Corporate Secretary